Exhibit 99.10

[PRELIMINARY COPY]

SPECIAL MEETING OF STOCKHOLDERS

OF

CAESARS ENTERTAINMENT CORPORATION

Date:	July 25, 2017
Time:	8:00 a.m., Pacific Time
Place:	Classico Chapel, Caesars Palace, One Caesars Palace Drive, Las Vegas, Nevada 89109

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10.

		For	Against	Abstain
1.

To adopt the Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2016, between Caesars Entertainment Corporation (“CEC”) and Caesars Acquisition Company (“CAC”), as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger, dated as of February 20, 2017 (as amended, the “Merger Agreement”), pursuant to which, among other things, CAC will merge with and into CEC (the “Merger”), with CEC as the surviving company, and approve the Merger

		☐	☐	☐
2.	To approve the issuance of shares of common stock, par value $0.01 per share, of CEC (“CEC Common Stock”) to CAC stockholders as consideration for the Merger contemplated by the Merger Agreement	☐	☐	☐
3.

To approve the issuance of shares of CEC Common Stock to creditors of Caesars Entertainment Operating Company, Inc. and certain of its subsidiaries (collectively, the “Debtors”) in connection with the emergence (the “Emergence”) of the Debtors from Chapter 11 of the United States Bankruptcy Code

		☐	☐	☐
4.

To approve the issuance of shares of CEC Common Stock under the approximately $1.1 billion of 5.00% Convertible Senior Notes due 2024 to be issued by CEC to certain creditors of the Debtors in connection with the Emergence

		☐	☐	☐
5.	To approve, on a non-binding, advisory basis, the Merger-related compensation for CEC’s named executive officers and certain of CAC’s named executive officers	☐	☐	☐
6.

To approve an amendment to CEC’s certificate of incorporation to increase the number of authorized shares of common stock from 1,250,000,000 shares of CEC Common Stock to 2,000,000,000 shares of CEC Common Stock

		☐	☐	☐
7.	To approve an amendment to CEC’s certificate of incorporation to allow for cumulative voting in the election of individuals to the CEC board of directors	☐	☐	☐
8.	To approve an amendment to CEC’s certificate of incorporation to implement, over a number of years, the declassification of the CEC board of directors	☐	☐	☐
9.	To approve the CEC 2017 Performance Incentive Plan	☐	☐	☐
10.	To approve the adjournment of the CEC Special Meeting if necessary to solicit additional proxies if there are not sufficient votes to approve Proposals 1, 2, 3, 4, 5, 6, 7, 8 and 9	☐	☐	☐
Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Special Meeting of Stockholders of Caesars Entertainment Corporation

to be held on Tuesday, July 25, 2017

for Holders as of June 19, 2017

This proxy is being solicited on behalf of the Board of Directors

	INTERNET	VOTE BY:
TELEPHONE 866-416-3128
Go To
www.proxypush.com/CZR • Cast your vote online. • View Meeting Documents.		OR	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.
MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints each or any of Mark Frissora, Timothy Donovan, and Scott Wiegand as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and any of them, to vote all the shares of common stock of Caesars Entertainment Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10.

All votes must be received by 11:59 P.M., Pacific Time, July 24, 2017.

PROXY TABULATOR FOR CAESARS ENTERTAINMENT CORPORATION P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #

Proxy — Caesars Entertainment Corporation Special Meeting of Stockholders July 25, 2017, 8:00 a.m. (Pacific Time) This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints each or any of Mark Frissora, Timothy Donovan, and Scott Wiegand (the “Named Persons”) as proxies, with full power of substitution, to vote the shares of common stock of Caesars Entertainment Corporation (“CEC”), the undersigned is entitled to vote at the Special Meeting of Stockholders of CEC (the “CEC Special Meeting”) to be held in the Classico Chapel, Caesars Palace, One Caesars Palace Drive, Las Vegas, Nevada 89109 on Tuesday, July 25, 2017 at 8:00 a.m., Pacific Time, and all adjournments thereof.

Board of Directors Recommends a Vote FOR proposals 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10.
1.

To adopt the Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2016, between CEC and Caesars Acquisition Company (“CAC”), as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger, dated as of February 20, 2017 (as amended, the “Merger Agreement”), pursuant to which, among other things, CAC will merge with and into CEC (the “Merger”), with CEC as the surviving company, and approve the Merger;

2.	To approve the issuance of shares of common stock, par value $0.01 per share, of CEC (“CEC Common Stock”) to CAC stockholders as consideration for the Merger contemplated by the Merger Agreement;
3.

To approve the issuance of shares of CEC Common Stock to creditors of Caesars Entertainment Operating Company, Inc. and certain of its subsidiaries (collectively, the “Debtors”) in connection with the emergence (the “Emergence”) of the Debtors from Chapter 11 of the United States Bankruptcy Code;

4.

To approve the issuance of shares of CEC Common Stock under the approximately $1.1 billion of 5.00% Convertible Senior Notes due 2024 to be issued by CEC to certain creditors of the Debtors in connection with the Emergence;

5.	To approve, on a non-binding, advisory basis, the Merger-related compensation for CEC’s named executive officers and certain of CAC’s named executive officers;
6.

To approve an amendment to CEC’s certificate of incorporation to increase the number of authorized shares of common stock from 1,250,000,000 shares of CEC Common Stock to 2,000,000,000 shares of CEC Common Stock;

7.	To approve an amendment to CEC’s certificate of incorporation to allow for cumulative voting in the election of individuals to the CEC board of directors;
8.	To approve an amendment to CEC’s certificate of incorporation to implement, over a number of years, the declassification of the CEC board of directors;
9.	To approve the CEC 2017 Performance Incentive Plan; and
10.

To approve the adjournment of the CEC Special Meeting if necessary to solicit additional proxies if there are not sufficient votes to approve Proposals 1, 2, 3, 4, 5, 6, 7, 8 and 9 at the time of the CEC Special Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” proposals 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10. In their discretion, the Named Persons are authorized to vote upon such other matters that may properly come before the CEC Special Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Persons cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box. ☐